UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2018

S&W SEED COMPANY
(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

106 K Street, Suite 300 Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (559) 884-2535

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01    Entry into a Material Definitive Agreement.

On December 27, 2018, S&W Seed Company (the "Company") entered into an Eighth Amendment Agreement (the "Eighth Amendment") with KeyBank National Association ("KeyBank"), amending the Company's Credit and Security Agreement with KeyBank, dated as of September 22, 2015 (as amended, the "Credit Agreement"). Among other things, the Eighth Amendment: (i) increases the total commitment amount of the credit facility to $45,000,000, subject to the Company's one-time option to reduce the commitment amount to $35,000,000; (ii) extends the term of the facility until December 31, 2020, subject to certain exceptions; (iii) increases the Applicable Margin (as defined in the Credit Agreement) payable by the Company through May 31, 2019 and thereafter establishes an Applicable Margin structure that varies quarterly depending on the Company's fixed charge coverage ratio, as calculated under the Credit Agreement; (iv) includes in the definition of Borrowing Base (as defined in the Credit Agreement) a portion of the inventory acquired by the Company in its recent Chromatin acquisition (initially, 25% of the lower of cost or market value of the acquired inventory and potentially increasing to 75% if the Company delivers an appraisal of the acquired inventory that is satisfactory to KeyBank); and (v) modifies the definition of Consolidated EBITDA (as defined in the Credit Agreement), used in calculating the Company's fixed charge coverage ratio covenant.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Eight Amendment Agreement by and between the Company and KeyBank, dated December 27, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

Date: December 28, 2018

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

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